Exhibit 10.2

THIRD AMENDMENT TO THE BANK CREDIT NOTE No. 307.001.181, ISSUED BY NEXTEL TELECOMUNICAÇÕES LTDA., ON 31/10/2012, IN FAVOR OF BANCO DO BRASIL S.A., IN THE AMOUNT OF FOUR HUNDRED MILLION REAIS (BRL 400,000,000.00).
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INTRODUCTION:
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ISSUER - NEXTEL TELECOMUNICAÇÕES LTDA., a limited liability company with registered office at Av. das Nações Unidas, 14.171, 27th Floor, Rochavera Crystal Tower, São Paulo (SP), enrolled with the Federal Taxpayer Registry (CNPJ/MF) under No.66.970.229/0001-67 herein represented by the undersigned and duly identified members.
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CREDITOR - BANCO DO BRASIL S.A., a mixed economy company, with registered office in Brasilia, Federal Capital, SAUN Qd 5 lt B - Torre I - Ed.BB - 70.040-912, enrolled with the Federal Taxpayer Registry (CNPJ/MF) under No. 00.000.000/0001-91, represented by its Branch “Large Corporate” 3070 (SP), located in the city of São Paulo, State of São Paulo, Av. Paulista, 2,300, 2nd Floor, Cerqueira César, enrolled with the Federal Taxpayer Registry (CNPJ/MF) under No. 00.000.000/1947-00, represented by its legal representatives, pursuant to its bylaws.
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GUARANTOR - NEXTEL TELECOMUNICAÇÕES S.A., with registered office at Av. das Nações Unidas, 14.171, 26th Floor, Rochavera Crystal Tower, Suite A, Vila Gertrudes, CEP 04794-000, City of São Paulo, State of São Paulo, enrolled with the Federal Taxpayer Registry (CNPJ/MF) under No.00.169.369/0001-22,, herein represented by the undersigned and duly identified members.
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WHEREAS, on October 31, 2012, the ISSUER issued in favor of the CREDITOR the Bank Credit Note No.307.001.181 in the principal amount of R$ 400,000,000.00 (four hundred million Brazilian reais) (the “Note”);

WHEREAS, on February 13, 2015, the ISSUER and the CREDITOR executed the first amendment to the Note, amending, among other conditions, the interest rate applicable to the debit balances recorded in the Loan Account and including additional tangible collateral and personal guarantees for the fulfillment of the obligations therein (The “First Amendment”);

WHEREAS, on June 25, 2015, the ISSUER and the CREDITOR executed the second amendment to the Note, amending, among other conditions, the form of payment, and the interest rate on debit balances (the “Second Amendment” and, jointly with the First Amendment and the Note, “CCB”); and

WHEREAS, the ISSUER and the CREDITOR intend to amend the CCB in order to change the conditions of payment and certain terms, among other provisions;

The parties hereto RESOLVE to execute this Third Amendment to the Bank Credit Note No.307.001.181 (“Third Amendment”), under the following terms and conditions.

CLAUSE ONE - INTRODUCTION - The INTRODUCTION of the CCB shall be effective with the following wording:

“1. INTRODUCTION:

1.1. - ISSUER:
Corporate Name: NEXTEL TELECOMUNICAÇÕES LTDA. (“ISSUER”)
CNPJ: 66.970.229/0001-67
Address: Av. das Nações Unidas, 14.171, 27th Floor, Rochavera Crystal Tower
City: São Paulo     State: SP
CEP: 04.794-000
Branch: Large Corporate SP 3070 (SP)
Checking Account: 5.567-0 (“Checking Account”)

1.2. - DETAILS OF THE CREDIT OPERATION:
Amount: R$ 400,000,000.00 (four hundred million Brazilian reais) (“Principal”)
Maturity date: 10/31/2019
Payment Dates of Financial Fees: monthly from 07/01/2016 (exclusive) (“Fee Payment Dates”).
Number of counterparts of this Bank Credit Note: one (1) negotiable and 2 (two) non-negotiable counterparts"

CLAUSE TWO - CREDIT - CLAUSE 1 of the CCB will be effective with the following wording:

“1. CREDIT - On the payment dates stated in Clause 9 below and until October 31, 2019, in accordance with the schedule included as Annex I hereto, we shall pay, in national currency, this Bank Credit Note (“Note”), whose characteristics are described in the introduction chart, to BANCO DO BRASIL S.A. (“CREDITOR”), a financial institution with registered office in the city of Brasília, Federal District, at SAUN Qd 5 lt B - Torre I - Ed.BB, - 70.040-912 - Brasília (DF), enrolled with the Federal Taxpayer Registry (CNPJ/MF) under No. 00.000.000/0001-91, represented by its Branch, Large Corporate / SP 3070 (SP), located in the city of São Paulo, State of São Paulo, Av. Paulista, 2300, 2nd Floor, Cerqueira César, enrolled with the Federal Taxpayer Registry (CNPJ/MF) under No.00.000.000/1947-00, or to its order, in the place of payment indicated in the Payment Location

Clause, the net debt, certain and due, corresponding to the amount in item 1.2 of the introduction (“Principal”), plus Financial Charges, as provided for in this Note.”

CLAUSE THREE - METHOD OF PAYMENT AND REPLACEMENT OF THE PAYMENT SCHEDULE - The Parties agree to amend the amounts set forth in the payment schedule of the Principal and Financial Charges, so that Annex I of the CCB shall become effective as Annex A of this instrument and all references made to Annex I shall be deemed to refer to Annex A of this Third Amendment.

CLAUSE FOUR - EARLY MATURITY - The Parties agree to amend the CCB CLAUSE 10, item (m), as well as to include two new items (bb) and (cc) as well as sub-items 10.1.1, 10.1.1.1 and 10.1.2, which shall be effective with the following wording:

“(m) grant and/or establishment by the ISSUER or any Brazilian Affiliate, of any liens or encumbrances or other real or personal guarantees, in favor of a third party (including its Affiliates and direct or indirect parent-company), except for (i) those established pursuant to this Note or prior to the date of the First Amendment, or (ii) by (a) granting of personal guarantees in favor of the ISSUER’s creditors, which are non-financial institutions, in their ordinary course of business, limited to the overall, individual or aggregate amount of R$5,000,000.00 (five million Brazilian reais); (b) granting real guarantees as counter-guarantees in insurance policies and insurance agreements in general; (c) granting real guarantees as counter-guarantees in new bank guarantees for judicial guarantees or making new limited judicial deposits, in the case of guarantees granted under this item (c) to the total amount of R$310,000,000.00 (three hundred and ten million Brazilian reais), except for granting guarantees or making new judicial deposits that relate to administrative or judicial proceedings that (1) deal with taxes levied on amounts related to monthly subscriptions without deduction of minutes, in which case such guarantees or new deposits may be provided/made without an overall limit; or (2) the ISSUER acts as Plaintiff, and is questioning the validity of the collection of debits against the ISSUER, in which case the guarantees or new deposits may be provided/made until the aggregate amount of the guarantees made in connection with the debits in question reach a maximum amount of R$ 300,000,000.00 (three hundred million Brazilian reais), without prejudice to the use of the general limit described in this item (c) for any cases of guarantees and/or judicial deposits; (d) granting real or personal guarantees on lease agreements for sites or real estate; (e) granting real or personal guarantees in collocation agreements (i.e. contracts with other operators for the installation of tower equipment); (f) financing granted by the National Telecommunications Agency - ANATEL, including their renewals; (g) guarantees in favor of ANATEL; (h) granting real guarantees as counter-guarantees for the issuance of new performance bonds in favor of ANATEL, in this case, subject to the prior approval of the CREDITOR which must be provided within forty-five (45) days from the date when such approval request is made in writing with proof of delivery to CREDITOR, provided, however, that a lack of response from the CREDITOR shall not imply tacit approval; and (i) renewals of transactions already held by the ISSUER or its Brazilian Affiliates identified in Annex 10.1(m)(1) of this Note, provided that the guarantees to be granted pursuant to this item (i) shall be limited to the amount guaranteed by the surety and/or performance bond, as indicated in said annex, complying with the same guarantees in effect on the date hereof, being that the real guarantees granted under items (b), (d) and (e) above are limited to the overall amount of R$50,000,000.00 (fifty million Brazilian reais). The ISSUER declares, for the purposes of this Note, that Annex 10.1(m) (2) contains all transactions that are under real guarantees;

(bb) in case the ISSUER, up until the event described in clause 10.2.1 below, (i) makes an early payment of any debt due to financial institutions other than the CREDITOR (“Other Financial Creditors”); (ii) reinforces or changes, in any way, real or personal guarantees currently existing in favor of Other Financial Creditors in any loan or credit agreement, or other bonds or securities executed or issued by the ISSUER or its Affiliates; or (iii) executes contracts or agreements with Other Financial Creditors, without prior and express consent of the CREDITOR, that include terms and conditions more favorable to the respective Other Financial Creditors in comparison with the covenants originally agreed upon with such Other Financial Creditors or with the obligations to the CREDITOR, including, without limitation, payment of any of its obligations towards Other Financial Creditors on a different schedule as originally agreed; except if, (1) the effectiveness of the transactions described in sub items (ii) and (iii) above is subject to the CREDITOR’s approval, or (2) in any event described in items (i), (ii) or (iii) above, if the ISSUER makes the Mandatory Early Payments, according to item 10.1.1 below; and

(cc) in case, up until the occurrence of the event described in clause 10.2.1 below, (i) the ISSUER changes or modifies in any way the revenue cash flow presently directed to the CREDITOR, whether deposited in linked or not linked accounts, or (ii) the revenues currently directed to the CREDITOR are, for any reason, transferred by the competent collection agents, in a manner different from that provided for in the current contractual collection arrangements; except if, (1) the effectiveness of the transactions described in sub item (i) above is subject to CREDITOR’s approval; (2) in any of the events described in items (i) or (ii) above, (A) the ISSUER cures the event within ten (10) days from the date of its occurrence; (B) if the ISSUER does not cure the relevant event within the period described in item (A) above, the ISSUER shall make the Mandatory Early Payments, according to item 10.1.1 below.

10.1.1 Mandatory Early Payments. Upon the occurrence of any event described in items (bb) or (cc) of item 10.1, if the ISSUER does not cure the relevant event within the period described in such items, the ISSUER shall make the following payments in the dates and periods determined below (“Mandatory Early Payments”), under penalty of accelerated maturity of this CCB:

Date of Event Occurrence (complying with the provided cure period)	Payment Date	Amount of each Mandatory Early Payment (BRL - R$)
Before April 30, 2017 (inclusive)	(i) within 10 (ten) days after the occurrence of the event, or at the end of the cure period of the respective event (if any); and on	(i) 18,518,804.61
	(ii) July 31, 2017	(ii) 18,518,804.61
After April 30, 2017 (exclusive)	(i) within ten (10) days after the occurrence of the event, or at the end of the cure period of the respective event (if any), but never after July 31, 2017	(i) 37,037,609.22

10.1.1.1 The amounts paid as Mandatory Early Payment, as described in the table in item 10.1.1 above shall be deducted from the next Installment due on the Principal, pursuant to the terms of this Note.

10.2.1. For clarification purposes, the events of early maturity addressed in paragraphs (bb) and (cc) of item 10.1 above, shall be effective until the full payment of the Principal installment due on July 31, 2017. For further clarification purposes, the expiration of the deadlines provided for in this clause shall not affect, in any way, the provisions regarding the collection of Assigned Rights, nor the obligations related to the deposit of the Minimum Average Amount in the Linked Account, in the terms set forth in Clause Two of the First Amendment to the Note, executed by the Parties on February 13, 2015.”

CLAUSE FIVE - REGISTRY - The ISSUER shall register this Third Amendment at the Registry of Titles and Documents of the District of São Paulo, State Capital. The expenses related to this registration shall be paid by the ISSUER, who authorizes herein the debit of the respective amounts from its deposit account No. 5567-0, maintained at branch # 3070-8 of the CREDITOR.

The CREDITOR, the ISSUER and the GUARANTOR, stating that there is no intention to novate, hereby ratify the Bank Credit Note as amended, in all of its terms, clauses and conditions not expressly amended in this document, including the real and personal guarantees established in the First Amendment executed by the Parties on February 13, 2015, which is hereby incorporated into a single and indivisible instrument for all legal purposes.

This instrument is issued in four (4) counterparts of equal content and only the first one shall be negotiable. The other counterparts contain the expression “non-negotiable copies”.

São Paulo (SP), February 24, 2017

CREDITOR
BANCO DO BRASIL S.A.
Large Corporate Branch 3070 (SP)

ISSUER
NEXTEL TELECOMUNICAÇÕES LTDA.
CNPJ: 66.970.229/0001-67

GUARANTOR
NEXTEL TELECOMUNICAÇÕES S.A.
CNPJ: 00.169.369/0001-22

ANNEX A
ANNEX I OF THE CCB
NEW PAYMENT SCHEDULE

BANCO DO BRASIL
	MONTH	DAY	PAYMENT	PRINCIPAL BALANCE
2016

2017				BRL 325,924.781.56
	March	01	BRL 9,259,402.30	BRL 316,665,379.26
	March	31		BRL 316,665,379.26
	May	01		BRL 316,665,379.26
	May	31		BRL 316,665,379.26
	July	01		BRL 316,665,379.26
	July	31	BRL 46,297,011.52	BRL 270,368,367.73
	August	31	BRL 9,259,402.30	BRL 261,108,965.43
	October	01	BRL 9,259,402.30	BRL 251,849,563.12
	October	31	BRL 9,259,402.30	BRL 242,590,160.82
	December	01	BRL 10,692,724.17	BRL 231,897,436.65
	December	31	BRL 10,692,724.17	BRL 221,204,712.48
2018	January	31	BRL 10,207,768.03	BRL 210,996,944.45
	March	01	BRL 10,207,768.03	BRL 200,789,176.42
	March	31	BRL 10,207,768.03	BRL 190,581,408.38
	May	01	BRL 10,207,768.03	BRL 180,373,640.35
	May	31	BRL 10,207,768.03	BRL 170,165,872.32
	July	01	BRL 10,207,768.03	BRL 159,958,104.29
	July	31	BRL 10,207,768.03	BRL 149,750,336.26
	August	31	BRL 10,207,768.03	BRL 139,542,568.23
	October	01	BRL 10,207,768.03	BRL 129,334,800.20
	October	31	BRL 10,207,768.04	BRL 119,127,032.16
	December	01	BRL 10,207,768.03	BRL 108,919,264.13
	December	31	BRL 10,207,768.03	BRL 98,711,496.10
2019	January	31	BRL 10,207,768.03	BRL 88,503,728.07
	March	01	BRL 10,207,768.03	BRL 78,295,960.04
	March	31	BRL 10,207,768.03	BRL 68,088,192.01
	May	01	BRL 10,207,768.03	BRL 57,880,423.98
	May	31	BRL 10,207,768.03	BRL 47,672,655.95
	July	01	BRL 10,207,768.03	BRL 37,464,887.91
	July	31	BRL 10,207,768.03	BRL 27,257,119.88
	August	31	BRL 10,207,768.03	BRL 17,049,351.85
	October	01	BRL 10,207,768.03	BRL 6,841,583.82
	October	31	BRL 6,841,583.82	BRL -